EXHIBIT 16

[KIRKLAND, RUSS, MURPHY & TAPP LETTERHEAD]

February 8, 2000

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Dear Sirs:

We have reviewed Form 8-K filed February 8, 2000, for Drugmax.Com, Inc. (formerly known as Nutruceuticals.com Corporation) and agree with the comments made therein.

/s/ KIRKLAND, RUSS, MURPHY & TAPP
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Kirkland, Russ, Murphy & Tapp